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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 22, 2004

Computer Network Technology Corporation

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-139944	41-1356476

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

6000 Nathan Lane North, Minneapolis, MN	55422

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (763) 268-6000

n/a

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)#

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

     On November 22, 2004, Computer Network Technology Corporation issued a press release regarding its financial results for the third quarter of 2004 and certain other information. A copy of the press release is attached hereto as Exhibit 99. The information in this Item 2.02 and Exhibit 99 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

     The attached press release includes non-GAAP pro-forma financial information regarding results from operations and earnings per share which include adjustments to amounts calculated under generally accepted accounting principles. The pro forma measures are not in accordance with, or an alternative for GAAP, and may be different from pro forma measures used by other companies. Pro forma results from operations and earnings per share are provided as a complement to results provided in accordance with generally accepted accounting principles.

     The pro forma information is provided to give investors a more complete understanding of the underlying operational results and trends in our performance. In addition, these pro forma adjustments were made to improve comparability amongst years. Management believes that the pro forma information is used by some investors and equity analysts to make informed decisions because the information may be more useful when analyzing historical results or predicting future results from operations. In addition, management uses the pro forma information as a basis for planning and forecasting future periods.

Item 2.06. Material Impairments

     During the quarter ended October 31, 2004, Computer Network Technology Corporation has determined that its goodwill and certain intangible assets are impaired. We experienced a continued slow-down in the IT spending environment, competitive pressures and customers’ desire for more flexibility in financing terms, particularly for large investments, such as remote storage networking solutions. We also experienced a decline in traditional large-scale ESCON projects, while FICON extension, the new mainframe channel technology, has not grown as fast as anticipated. These trends have negatively impacted our UltraNet® wide area extension business, and we expect these trends to continue. In August 2004, our market capitalization fell substantially below our recorded net book value, indicating that our goodwill and other long-lived assets may be impaired, including developed technology, trademarks and customer lists. As part of management’s evaluation and analysis, we also engaged an independent third party to appraise these assets. On November 18, 2004, management concluded, after consulting with our Audit Committee that impairment charges for developed technology, trademarks and goodwill of $11.2 million, $911,000 and $73.3 million, respectively, should be reflected in our results of operations for the quarter ended October 31, 2004. The impairment charges will not result in future cash expenditures.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	Computer	Network Technology Corporation

Date: November 22, 2004	By:	/s/ Jeffrey Bertelsen

	Its:	Corporate Controller and Treasurer

EXHIBIT INDEX

     99     Press Release*

*Such information is “furnished” and not “filed”.